Contact:	Dan Yarbrough, Director of Investor Relations
704-948-2617
danyarbrough@orthofix.com

Orthofix Makes Tax Adjustment to Non-Cash Purchase Accounting Related to 3rd Quarter 2006 Earnings

•	Reported GAAP loss per diluted share increases by $1.00, to $2.17, due to revised tax treatment of purchase accounting associated with Blackstone acquisition
•	Adjusted net income for 3rd quarter of 2006 is unchanged from previous announcement, at $0.52 per diluted share

HUNTERSVILLE, N.C., November 3, 2006- Orthofix International N.V., (NASDAQ:OFIX) (the Company) announced today that it is adjusting its previously reported third quarter 2006 net loss as a result of the revised tax treatment of purchase accounting related to in-process research and development costs written off in association with the acquisition of Blackstone Medical, Inc.

In its earnings release on October 26th, the Company reported a net loss of $19.0 million, or $1.17 per diluted share, for the third quarter of 2006 as calculated in accordance with generally accepted accounting principles (GAAP). This net loss included $40.3 million ($23.8 million, net of tax, or $1.46 per diluted share) in non-operating, non-cash purchase accounting charges, substantially all of which related to purchased in-process research and development. The Company has subsequently determined that, in accordance with GAAP, reported net income should include the full amount of in-process research and development written off without any tax benefit. As such, Orthofix’s third quarter GAAP net loss, including the appropriate purchase accounting treatment for the write-off of in-process research and development, was $35.4 million, or $2.17 per diluted share.

This change does not impact the Company’s adjusted net income of $0.52 per diluted share as previously reported. Additionally, the change has no impact on the Company’s cash flows.

The table below presents the revised reconciliation between net income calculated in accordance with generally accepted accounting principles (GAAP) and a non-GAAP financial measure, referred to as “adjusted net income”, that excludes from net income the items specified in the table. Management believes it is important to provide investors with the same adjusted net income metric which it uses to supplement information regarding the performance and underlying trends of Orthofix’s business operations, facilitate comparisons to its historical operating results and internally evaluate the effectiveness of the Company’s operating strategies.

Reconciliation of Non-GAAP Performance Measure
	Q306		Q305
	($000's)	EPS	($000's)	EPS

Reported net income/(loss)	$(35,417)	$(2.17)	$46,020	$2.81

Specified Items:
Legal settlement proceeds, net of litigtion costs	---	---	$(38,200)	$(2.33)
Blackstone purchase accounting entries	$40,193	$2.46	---	---
Accelerated accrual of monthly Danek marketing fees	$2,944	$0.18	---	---
Taxes related to European restructuring	$330	$0.02	---	---
Interest expense on Blackstone debt	$501	$0.03	---	---

Adjusted net income	$8,551	$0.52	$7,820	$0.48

Adoption of FAS 123R, w/ impact of lower share count	$938	$0.06	---	---

Adjusted net income, excluding impact of FAS 123R	$9,489	$0.58	$7,820	$0.48

NOTE: Some calculations may be impacted by rounding

About Orthofix

Orthofix International, N.V., a global diversified orthopedic products company, offers a broad line of minimally invasive surgical, and non-surgical, products for the Spine, Reconstruction, and Trauma market sectors that address the lifelong bone-and-joint health needs of patients of all ages-helping them achieve a more active and mobile lifestyle. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies including Kendall Healthcare. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, Rutgers University, the Cleveland Clinic Foundation, and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

- Financial tables follow -

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, U.S. Dollars, in thousands, except per share and share data)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2006	2005	2006	2005

Net sales	$83,368	$75,812	249,219	$233,040
Cost of sales	21,007	20,193	63,665	61,864
Gross profit	62,361	55,619	185,554	171,176

Operating expenses
Sales and marketing	36,277	29,148	98,985	85,373
General and administrative	11,747	8,431	36,337	25,706
Research and development	42,865	2,595	48,550	8,677
Amortization	1,929	1,635	5,408	4,923
	92,818	41,809	189,280	124,679

Operating income	(30,457)	13,810	(3,726)	46,497

Interest income (expense), net	(482)	(1,160)	164	(3,721)
Other income/(loss), net	(508)	73	(753)	1,508
KCI settlement, net of litigation costs	0	40,860	1,093	40,355
Income before income tax	(31,447)	53,583	(3,222)	84,639

Income tax expense	(3,970)	(7,563)	(11,221)	(18,434)
Net income	$(35,417)	$46,020	(14,443)	$66,205

Net income per common share - basic	$(2.19)	$2.88	$(0.90)	$4.17

Net income per common share - diluted	$(2.17)	$2.81	$(0.89)	$4.07

Weighted average number of common shares outstanding - basic	16,193,086	15,986,599	16,084,388	15,881,902

Weighted average number of common shares outstanding - diluted	16,322,827	16,384,106	16,229,221	16,279,724

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, U.S. Dollars, in thousands)

	As of	As of
	September 30,	December 31,
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$37,114	$63,786
Restricted cash	19,524	13,762
Trade accounts receivable	102,248	80,745
Inventory	63,925	32,853
Deferred income taxes	5,405	4,511
Prepaid expenses and other	18,880	11,618
Total current assets	247,096	207,275

Securities and other investments	4,082	4,082
Property, plant and equipment, net	22,917	18,987
Intangible assets, net	591,520	240,323
Other long-term assets	16,287	3,194
Total assets	$881,902	$473,861

Liabilities and shareholders' equity
Current liabilities:
Bank borrowings	$3,109	$79
Current portion of long-term debt	3,301	15,187
Trade accounts payable	19,699	11,602
Other current liabilities	40,510	51,208
Total current liabilities	66,619	78,076

Long-term debt	326,868	21
Deferred income taxes	109,608	25,652
Other long-term liabilities	1,370	1,227
Total liabilities	504,465	104,976

Shareholders' equity
Common shares	1,639	1,602
Additional paid-in capital	122,867	106,746
	124,506	108,348
Retained earnings	241,031	255,475
Accumulated other comprehensive income	11,900	5,062
Total shareholders' equity	377,437	368,885

Total liabilities and shareholders' equity	$881,902	$473,861

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, U.S. Dollars, in thousands)

	For the nine months ended September 30,
	2006	2005

Net cash (used in) provided by operating activities	$(9,395)	$94,788

Cash flows from investing activities:
Investment in subsidiaries and affiliates	(336,808)	-
Capital expenditure	(6,769)	(8,928)
Net cash used in investing activities	(343,577)	(8,928)

Cash flows from financing activities:
Net (repayment) proceeds of loans and borrowings	318,009	(24,060)
Proceeds from issuance of common stock	11,172	6,367
Payment of debt issuance costs	(5,708)	-
Tax benefit on non-qualified stock options	2,048	-
Net cash provided by (used in) financing activities	325,521	(17,693)

Effect of exchange rate changes on cash	779	(637)

Net (decrease) increase in cash and cash equivalents	(26,672)	67,530
Cash and cash equivalents at the beginning of the period	63,786	25,944
Cash and cash equivalents at the end of the period	$37,114	$93,474

NOTE: In order to be consistent with its past practice, the Company has reclassified changes in restricted cash from an investing activity, as originally reported, to an operating activity for purposes of its treatment on the Statement of Cash Flows for the period ended September 30, 2006.